UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2016

Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On August 5, 2016, as previously announced, Vail Resorts, Inc., a Delaware corporation (the “Company”), entered into an Arrangement Agreement to acquire all of the outstanding common shares of Whistler Blackcomb Holdings Inc. (“Whistler Blackcomb”). The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1, which information is incorporated by reference herein. This information was provided by the Company to Whistler Blackcomb for inclusion in its Management Information Circular that is being disseminated on September 6, 2016 to its shareholders in connection with its special meeting of shareholders to be held on October 5, 2016.

The information included herein, including Exhibit 99.1, shall be deemed furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b)                   Pro forma financial information.

The following unaudited pro forma condensed combined financial information of the Company, giving effect to the proposed acquisition of Whistler Blackcomb, is included in Exhibit 99.1 hereto:

•	Unaudited Pro Forma Condensed Combined Statement of Earnings for the nine months ended April 30, 2016 and the year ended July 31, 2015

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of April 30, 2016

•	Notes to Unaudited Pro Forma Condensed Combined Financial Information

(d)                   Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date:	September 6, 2016	By:	/s/ Michael Z. Barkin
Michael Z. Barkin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information of Vail Resorts, Inc.